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                                                                   Exhibit 10.35


                       Preferred Employers Holdings, Inc.
                            10800 Biscayne Boulevard
                              Miami, Florida 33161


                                        January 22,1999

Alexander M. Haig, Jr.
1155 15th Street, N.W.
Suite 800
Washington, D.C. 20005

Dear Alexander:

       This letter sets forth the terms of our agreement (the "AGREEMENT") with respect to your consulting arrangement with Preferred Employers Holdings, Inc. (the "COMPANY").

       1. ENGAGEMENT. The Company hereby engages you as a consultant to the Company and you hereby accept such engagement upon the terms and conditions hereinafter set forth.

       2. TERM. The term of this Agreement is for a three year period beginning on January 22, 1999 and ending January 21, 2002 (such period, as may be extended as hereinafter provided, called the "TERM"). The Company may extend the Term for one year periods, commencing on January 22, 2002 and each January 22 thereafter, by delivering to you written notice of such extension sixty days prior to the end of the then current term. Your engagement hereunder may be terminated by either the Company or you at any time, with or without cause, upon written advice to the other party.

       3. DUTIES. You shall render such consulting services, from time to time, as the Company and you may mutually agree upon, and you shall use your best talents, efforts and abilities for the performance of such duties. Your consulting services shall include, among other things, introducing the Company to potential business relationships.

       4. COMPENSATION; EXPENSE REIMBURSEMENT. (a) As full compensation for the services rendered by you pursuant to this Agreement, the Company shall grant to you, pursuant to the Company's 1996 Stock Option Plan (the "PLAN"), options to purchase 100,000 shares of the Company's common stock, at an exercise price equal to the closing sale price of the stock on the date of grant. The options shall vest equally over a period of three years.

              (b) The Company shall reimburse you, from time to time, for all reasonable out-of-pocket expenses incurred by you in connection with your duties hereunder; provided, however, that you shall obtain the prior written consent of the Company for any single item of expense in excess of $2,500.

       5. TRADE SECRETS; CONFIDENTIALITY. (a) You acknowledge that as a consultant to the Company you will have access to valuable trade secrets and confidential, non-public information of the Company including, without limitation, product and sales information, technologies, strategies, customer lists, business methods and processes, marketing, promotional, pricing, financial information and data relating to employees and consultants (individually and collectively,


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Alexander M. Haig, Jr.
January  22, 1999
Page 2


"CONFIDENTIAL INFORMATION"). Confidential Information shall not include information in your possession prior to the date of your initial engagement with the Company, or information required to be disclosed pursuant to applicable laws. You agree that during your engagement with the Company and at all times thereafter, you will not use or disclose any Confidential Information or otherwise make any Confidential Information available to any person except as otherwise directed in writing by the Company.

              (b) The Company shall be entitled to an injunction restraining you from the breach of any provisions of this paragraph 5. Nothing contained herein shall be construed to prohibit the Company from pursuing any other remedies for any breach or a threatened breach of this Agreement. The provisions of this paragraph 5 shall survive the termination of this Agreement.

       6. MISCELLANEOUS. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable; such modification, amendment or limitation to apply in the particular jurisdiction where such adjudication is made.

       7. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, arrangements or understandings, whether oral or written, of any party hereto with respect to the subject matter contained herein.

       8. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       9. WAIVER. The waiver by the Company of a breach of any provision of this Agreement by you shall not operate or be construed as a waiver of any subsequent or other breach by you. Any such waiver must be in writing.

       10. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to the conflicts of laws rules thereof.

       11. INDEPENDENT CONTRACTOR. In rendering services pursuant to this Agreement, you shall act as an independent contractor, and not as an employee, agent, partner or joint venturer of the Company.


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Alexander M. Haig, Jr.
January  22, 1999
Page 3


       If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this Agreement.

                                        Very truly yours,

                                        PREFERRED EMPLOYERS HOLDINGS, INC.



                                        By: /s/ Mel Harris
                                           -------------------------------------
                                           Mel Harris
                                           Chairman and Chief Executive Officer

Accepted and agreed to on
the 28th day of January, 1999


/s/ Alexander M. Haig, Jr.
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Alexander M. Haig, Jr.